Exhibit 99.1

Jeff Sherman Joins Privia Health as Chief Financial Officer
ARLINGTON, VA – January 6, 2022 – Privia Health Group, Inc. (Nasdaq: PRVA) announced that Jeffrey S. Sherman will join the company as Executive Vice President and Chief Financial Officer (CFO), effective immediately. Mr. Sherman will report to Privia Health’s Chief Executive Officer, Shawn Morris, and will be responsible for finance and accounting, including financial planning and analysis, treasury, investor relations, and SEC reporting.
“Privia Health’s vision is to build a next generation, national care delivery organization, and we are very pleased to have Jeff add to the depth and breadth of our leadership team as we continue to expand in multiple new and existing geographies,” said Privia Health CEO Shawn Morris. “We expect Jeff’s deep financial, healthcare and payer services experience with public companies to be a valuable asset for Privia Health during this time of tremendous growth and momentum for our organization. His demonstrated financial expertise and attention to operational detail will support our mission to build scaled provider networks nationwide and create long-term value for our shareholders.”
Sherman had served as Executive Vice President (EVP), Chief Financial Officer and Treasurer for HMS Holdings Corp. since 2014. Prior to that, he served as EVP and CFO of AccentCare, a private-equity owned community-based health care delivery organization. Sherman previously was EVP and CFO of LifePoint Hospitals Inc., a publicly-traded operator of 71 hospitals in 22 states with $6.3 billion in annual revenues prior to its sale. His healthcare experience also comprises senior finance positions with Tenet Healthcare Corporation, including Treasurer, and Divisional and Hospital CFO roles. Sherman received a B.S. in Finance/Accounting from the University of Colorado, Boulder and an MBA from the University of Southern California.
Mr. Sherman succeeds David Mountcastle, who will depart to pursue other opportunities following a transition period. “David has been instrumental in Privia Health’s growth and success. On behalf of our Company, I thank him for his many contributions and wish him success in his future endeavors,” Morris added.
About Privia Health
Privia Health™ is a technology-driven, national physician enablement company that collaborates with medical groups, health plans, and health systems to optimize physician practices, improve patient experiences, and reward doctors for delivering high-value care in both in-person and virtual settings. The Company’s platform is led by top industry talent and exceptional physician leadership, and consists of scalable operations and end-to-end, cloud-based technology that reduces unnecessary healthcare costs, achieves better outcomes, and improves the health of patients and the well-being of providers. For more information, visit priviahealth.com.
Safe Harbor Statement
This release may contain forward-looking statements within the meaning of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in filings with the Securities and Exchange Commission (“SEC”), including those under “Risk Factors” therein. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Forward-looking statements speak only as of the date made. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Contact:
Robert Borchert
SVP, Investor & Corporate Communications
IR@priviahealth.com
priviapress@priviahealth.com
817.783.4841